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Magellan Petroleum Corporation
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2007 ANNUAL MEETING OF STOCKHOLDERS December 6, 2007
NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS December 6, 2007
2007 PROXY STATEMENT
GENERAL INFORMATION
PROPOSAL 1 ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
REPORT OF THE AUDIT COMMITTEE ADDRESSING SPECIFIC MATTERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
ADDITIONAL INFORMATION REGARDING EXECUTIVE COMPENSATION
PROPOSAL 2 APPROVAL OF A RESOLUTION TO AUTHORIZE THE BOARD OF DIRECTORS, IN ITS SOLE AND ABSOLUTE DISCRETION WITHOUT FURTHER ACTION OF THE STOCKHOLDERS, TO AMEND THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO IMPLEMENT A REVERSE STOCK SPLIT OF THE COMPANY’S COMMON STOCK AT A RATIO OF NOT LESS THAN 1-FOR-2 AND NOT GREATER THAN 1-FOR-10 AT ANY TIME PRIOR TO DECEMBER 31, 2009, WITH THE EXACT RATIO TO BE DETERMINED BY THE BOARD OF DIRECTORS
PROPOSAL 3 RATIFICATION OF APPOINTMENT OF AUDITORS
OTHER MATTERS
VOTES REQUIRED FOR APPROVAL
SOLICITATION OF PROXIES
STOCKHOLDER PROPOSALS

MAGELLAN PETROLEUM CORPORATION
10 Columbus Boulevard
Hartford, CT 06106

October 29, 2007

2007 ANNUAL MEETING OF STOCKHOLDERS
December 6, 2007

Dear Stockholder:

It’s a pleasure for us to extend to you a cordial invitation to attend the 2007 Annual Meeting of Magellan Petroleum Corporation to be held at The Goodwin Hotel, One Haynes Street, Hartford, CT 06103 on Thursday, December 6, 2007 at 1:00 P.M. local time (telephone 860-246-7500).

While we are aware that most of our stockholders are unable personally to attend the Annual Meeting, proxies are solicited so that each stockholder has an opportunity to vote on all matters to come before the meeting. Whether or not you plan to attend, please take a few minutes now to sign, date and return your proxy in the enclosed postage-paid envelope. Regardless of the number of shares you own, your vote is important.

Besides helping us conduct business at the annual meeting, there is another reason for you to return your proxy vote card. Under the abandoned property law of some jurisdictions, a stockholder may be considered “missing” if that stockholder has failed to communicate with us in writing. The return of your proxy vote card qualifies as written communication with us.

The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be acted on at the meeting.

As in the past, members of management will review with you the Company’s results and will be available to respond to questions during the meeting.

We look forward to seeing you at the meeting.

Sincerely,

DANIEL J. SAMELA
President

MAGELLAN PETROLEUM CORPORATION
10 Columbus Boulevard
Hartford, CT 06106

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS
December 6, 2007

NOTICE IS HEREBY GIVEN that the 2007 Annual Meeting of Stockholders of Magellan Petroleum Corporation, a Delaware Corporation (the “Company”), will be held on December 6, 2007 at 1:00 P.M., local time at The Goodwin Hotel, One Haynes Street, Hartford, CT 06103 for the following purposes:

1. To elect two directors of the Company;

2. To approve a stockholder resolution to authorize the Board of Directors, in its sole and absolute discretion without further action of the stockholders, to amend the Company’s Restated Certificate of Incorporation to implement a reverse stock split of the Company’s common stock, par value $.01 per share, at a ratio of not less than 1-for-2 and not greater than 1-for-10 at any time prior to December 31, 2009, with the exact ratio to be determined by the Board of Directors (the “Reverse Split”);

3. To ratify the appointment of independent auditors of the Company for the fiscal year ending June 30, 2008; and

4. To act upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

This notice and proxy statement and the enclosed form of proxy are being sent to stockholders of record at the close of business on October 26, 2007 to enable such stockholders to state their instructions with respect to the voting of the shares. Proxies should be returned to American Stock Transfer & Trust Company, 59 Maiden Lane, New York, NY 10038, in the reply envelope enclosed.

By Order of the Board of Directors,

EDWARD B. WHITTEMORE
Secretary

Dated: October 29, 2007

MAGELLAN PETROLEUM CORPORATION
10 Columbus Boulevard
Hartford, CT 06106

2007 PROXY STATEMENT

GENERAL INFORMATION

This proxy statement is furnished to stockholders of Magellan Petroleum Corporation, a Delaware corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Stockholders to be held on December 6, 2007 at 1:00 P.M., local time, at The Goodwin Hotel, One Haynes Street, Hartford, CT 06103 and at any adjournments or postponements thereof. The notice of meeting, proxy statement, and proxy are first being mailed to stockholders on or about October 29, 2007. The proxy may be revoked at any time before it is voted by (i) so notifying the Company in writing; (ii) signing and dating a new and different proxy card of a later date; or (iii) voting your shares in person or by your duly appointed agent at the meeting.

The persons named in the enclosed form of proxy will vote the shares of Common Stock represented by said proxy in accordance with the specifications made by means of a ballot provided in the proxy, and will vote the shares in their discretion on any other matters properly coming before the meeting or any adjournment or postponement thereof. The Board of Directors knows of no matters which will be presented for consideration at the meeting other than those matters referred to in this proxy statement.

The record date for the determination of stockholders entitled to notice of and to vote at the meeting has been fixed by the Board of Directors as the close of business on October 26, 2007. On that date, there were 41,500,325 outstanding shares of Common Stock of the Company, par value $.01 per share (“Common Stock”). On October 5, 2007, there were 2,163,592 shares of our Common Stock outstanding in the form of CHESS depositary interests (or “CDIs”) listed and traded on the Australian Stock Exchange. Each outstanding share of Common Stock is entitled to one vote.

PROPOSAL 1

ELECTION OF DIRECTORS

In accordance with the Company’s By-Laws, two directors are to be elected to hold office for a term of three years, expiring with the 2010 Annual Meeting of Stockholders. The Company’s By-Laws provide for three classes of directors who are to be elected for terms of three years each and until their successors shall have been elected and shall have been duly qualified. The nominees, Walter McCann and Ronald Pettirossi, are currently directors of the Company.

Approval of Proposal One — the election of directors — requires the affirmative vote of a majority of both the shares voted and of the stockholders present in person or by proxy at the Annual Meeting and voting thereon, provided that a quorum exists. However, if no one candidate for a directorship receives the affirmative vote of a majority of both the shares voted and of the stockholders present in person or by proxy at the Annual Meeting and voting thereon, then the candidate who receives the majority in number of the stockholders present in person or by proxy and voting at the Annual Meeting thereon shall be elected. The persons named in the accompanying proxy will vote properly executed proxies for the election of the persons named above, unless authority to vote for either or both nominees is withheld.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES.

The following table sets forth certain information about each nominee for director and each director whose term of office continues beyond the 2007 Annual Meeting. The information presented includes, with respect to each such person, his business history for at least the past five years; his age as of the date of this proxy statement; his other directorships, if any; his other positions with the Company, if any; and the year during which he first became a director of the Company.

Nominees for three year terms expiring at the 2010 Annual Meeting:

	Director
Name	Since	Other Offices Held with Company	Age and Business Experience

Ronald P. Pettirossi	1997	Director, Chairman of the Audit Committee, member of the Compensation Committee	Mr. Pettirossi has been President of ER Ltd., a consulting company since 1995. Mr. Pettirossi has been a director of MPAL since August 2004. Mr. Pettirossi is a former audit partner of Ernst & Young LLP, who worked with public and privately held companies for 31 years. Age 64.

Walter McCann	1983	Director and Chairman of the Board, member of the Audit and Compensation (Chairman) Committees	Mr. Walter McCann, a former business school dean, was the President of Richmond, The American International University, located in London, England, from January 1993 until September 2002. From 1985 to 1992, he was President of Athens College in Athens, Greece. Mr. McCann has been a director of MPAL since 1997. He is a retired member of the Bar in Massachusetts. Age 70.

Directors continuing in office with terms expiring at the 2009 Annual Meeting

	Director
Name	Since	Other Offices Held with Company	Age and Business Experience

Donald V. Basso	2000	Member of the Audit and Compensation Committees	Mr. Donald V. Basso was elected a director of the Company in 2000 and a director of MPAL in July 2006. Mr. Basso served as a consultant and Exploration Manager for Canada Southern Petroleum Ltd. from October 1997 to May 2000. He also served as a consultant to Ranger Oil & Gas Ltd. during 1997. From 1987 to 1997, Mr. Basso served as Exploration Manager for Guard Resources Ltd. Mr. Basso has over 40 years experience in the oil and gas business in the United States, Canada and the Middle East. Age 70.

	Director
Name	Since	Other Offices Held with Company	Age and Business Experience

Robert J. Mollah	2006	None	Mr. Robert Mollah was elected a director of the Company on September 5, 2006. Mr. Mollah has been a director of MPAL since November 2003 and was elected to serve as Chairman of the MPAL Board of Directors in September 2006. Mr. Mollah is a geophysicist with broad petroleum exploration experience, both within Australia and internationally. From 1995 until 2003, Mr. Mollah was the Australian Executive Director of the Timor Gap Joint Authority which covered the administration of petroleum exploration and production activities in the Timor Sea Joint Development Zone between Australia and Indonesia/East Timor. Prior to 1995, he served as a Petroleum Explorationist and Manager with broad experience in the oil and gas business in Australia and Asia. Age 66.

Director continuing in office with a term expiring at the 2008 Annual Meeting:

	Director
Name	Since	Other Offices Held with Company	Age and Business Experience

Timothy L. Largay	1996	Director; Assistant Secretary	Mr. Timothy L. Largay has been a partner in the law firm of Murtha Cullina LLP, Hartford, Connecticut since 1974. Mr. Largay has been a director of MPAL since August 2001. Murtha Cullina has been retained by the Company for more than five years and is being retained during the current year. Age 64.

*	All of the named companies are engaged in oil, gas or mineral exploration and/or development, except where noted.

Officers are elected annually and serve at the pleasure of the Board of Directors. No family relationships exist between any of the Company’s directors or officers.

Director Compensation

The Table below summarizes the compensation paid by us to our directors during the fiscal year ended June 30, 2007.

	Fees Earned or	All Other
Name	Paid in Cash (1)	Compensation (2)	Total ($)

Donald V. Basso	$40,000	$0	$40,000

Timothy L. Largay	$40,000	$6,000	$46,000

Walter McCann	$65,000	$6,000	$71,000

Robert J. Mollah	$32,778	$5,000	$37,778

Ronald P. Pettirossi	$47,500	$5,964	$53,464

(1)	Messrs. Donald V. Basso, Timothy L. Largay, and Ronald P. Pettirossi were each paid a director’s fee of $40,000 during fiscal year 2007. Mr. Robert Mollah was paid a director’s fee of $32,778, based on his election to the Board on September 5, 2006. Mr. Walter McCann was paid $65,000 as Chairman of the Board. In addition, Mr. Pettirossi was paid an additional $7,500 as Chairman of the Audit Committee.

(2)	Under the Company’s medical reimbursement plan for all outside directors, the Company reimburses certain directors the cost of their medical premiums, up to $500 per month. During fiscal year 2007, the cost of this reimbursement plan was approximately $22,964.

CORPORATE GOVERNANCE

Director Independence

The Company’s Common Stock is listed on the NASDAQ Capital Market under the trading symbol “MPET”. NASDAQ listing rules require that a majority of the Company’s directors be “independent directors” as defined by NASDAQ corporate governance standards. Generally, a director does not qualify as an independent director if the director has, or in the past three years has had, certain material relationships or affiliations with the Company, its external or internal auditors, or is an employee of the Company.

The Board has made its annual determination, concluding that each of Messrs. Basso, Largay, McCann, Mollah and Pettirossi are “independent” for purposes of Nasdaq listing standards, and that each of the three members of the Audit Committee are also “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934. The Board based these determinations primarily on a review of Company records and the responses of the Directors and executive officers to questions regarding employment and compensation history, affiliations, family and other relationships, together with an examination of those companies with whom the Company transacts business.

Standards of Conduct and Business Ethics

The Company has previously adopted Standards of Conduct for the Company (the “Standards”). The Board amended the Standards in August 2004. A copy of the Standards was filed as Exhibit 14 to the Company’s Form 10-K for the fiscal year ended June 30, 2006. Under the Standards, all directors, officers and employees (“Employees”) must demonstrate a commitment to ethical business practices and behavior in all business relationships, both within and outside of the Company. All Employees who have access to confidential information are not permitted to use or share that information for stock trading purposes or for any other purpose except the conduct of the Company’s business. Any waivers of or changes to the Standards must be approved by the Board and appropriately disclosed under applicable law and regulation.

The Company’s Standards are available on the Company’s website at www.magpet.com, under the heading “Corporate Governance”. It is our intention to provide disclosure regarding waivers of or amendments to the policy by posting such waivers or amendments to the website in the manner provided by applicable law.

Board Committees

The standing committees of the Board are the Audit Committee, which is comprised of Messrs. Basso, McCann and Pettirossi, (Chairman), the Compensation Committee, which is comprised of Mr. McCann (Chairman), Mr. Basso and Mr. Pettirossi. Four (4) meetings of the Board, six (6) meetings of the Audit Committee and no meetings of the Compensation Committee were held during the fiscal year ended June 30, 2007. In addition, the Board acted by written consent on two occasions. During the fiscal year ended June 30, 2007, the full Board acted as the Compensation Committee and performed the functions of a Nominating Committee. During the fiscal year ended June 30, 2007, no director attended less than 75% of the aggregate number of meetings held by the Board and the committees on which he served.

Audit Committee

The Company’s Board of Directors maintains an Audit Committee which is currently composed of the following directors: Messrs. Basso, McCann and Pettirossi (Chairman). The functions of the Audit Committee are set forth in its written charter which was most recently amended in July 2004 and which was attached as Appendix A to the Company’s Proxy Statement for its 2004 Annual Meeting. The Charter is also posted on the Company’s web site, www.magpet.com, under the heading “Corporate Governance”. The Audit Committee has the authority to institute special investigations and to retain outside advisors as it deems necessary in order to carry out its responsibilities.

The Board of Directors has determined that all of the members of the Audit Committee are “independent,” as defined by the rules of the U.S. Securities and Exchange Commission (“SEC”) and the Nasdaq Stock Market, Inc. The Board of Directors has determined that each of the members of the Audit Committee is financially literate and that Mr. Pettirossi is an audit committee financial expert, as such term is defined under SEC regulations, by virtue of having the following attributes through relevant education and/or experience:

(1) an understanding of generally accepted accounting principles and financial statements;

(2) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

(3) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience actively supervising one or more persons engaged in such activities;

(4) an understanding of internal controls and procedures for financial reporting; and

(5) an understanding of audit committee functions.

Communications with Directors

Any stockholder wishing to communicate with the Board generally, Mr. Walter McCann, Chairman of the Board, or another Board member, may do so by contacting the Company’s Secretary at the address, telephone number, facsimile or e-mail address listed below:

Magellan Petroleum Corporation
10 Columbus Boulevard
Hartford, CT 06106
Attention: Edward B. Whittemore, Secretary
telephone: (860) 293-2006
facsimile: (860) 293-2349
electronic mail: info@magpet.com

All communications will be forwarded to the Board, Mr. McCann, or another Board member, as applicable. The Corporate Secretary has been authorized by the Board of Directors to screen frivolous or unlawful communications or commercial advertisements.

Director Attendance at Annual Meetings

All directors attended the 2006 Annual Meeting of Stockholders, other than Mr. Basso. Directors are expected, but not required, to attend the 2007 Annual Meeting of Stockholders.

The Board Nomination Process

Due to its small size, the Board does not maintain a standing Nominating Committee. Accordingly, the full Board acted as a Nominating Committee during the fiscal year 2007. The Committee identifies director nominees based primarily on recommendations from management, Board members, stockholders, and other sources. The Board identifies nominees who possess qualities such as personal and professional integrity, sound business judgment, and petroleum industry or financial expertise. The Board also considers age and diversity (broadly construed to mean a variety of opinions, perspectives, personal and professional experiences and backgrounds, such as gender, race and ethnicity differences, as well as other differentiating characteristics) in making their selections for nominees to the Board.

The Company requires that a majority of the directors meet the criteria for independence required under applicable laws and regulations. Accordingly, the Board considers the independence standards as part of its process in evaluating director nominees. In accordance with these standards, a director must be determined by the Board to be free of any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Finally, the Board also evaluates other factors that they may deem are in the best interests of the Company and its stockholders. The Board does not currently employ an executive search firm, or pay a fee to any other third party, to locate qualified candidates for director positions.

Although the Board has not adopted a written policy with regard to the consideration of any director candidates recommended to the Board by stockholders, all candidates submitted by stockholders or a stockholder group will be reviewed and considered in the same manner as all other candidates. Stockholders who wish to recommend a prospective director nominee for consideration by the Board must notify the Corporate Secretary in writing at the Company’s offices at 10 Columbus Boulevard, Hartford, CT 06106 no later than September 1, 2008. The Corporate Secretary will pass all such stockholder recommendations on to the Committee for consideration by the Board. Any such recommendation should provide whatever supporting material the stockholder considers appropriate, but should at a minimum include such background and biographical material as will enable the Board to make an initial determination as to whether the nominee satisfies the Board membership criteria set forth above. A stockholder or stockholder group that nominates a candidate for the Board will be informed of the status of his/her recommendation after it is considered by the Board. No stockholder nominations were received by the Board during the Company’s fiscal year ended June 30, 2007.

If a stockholder wishes to nominate a candidate for election to the Board at the 2008 Annual Meeting of Stockholders, he or she must follow the rules contained in Article II, Section 2.2 of the Company’s Bylaws, described below under the heading “Stockholder Proposals.”

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors and persons who beneficially own more than 10% of the Company’s Common Stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the Securities and Exchange Commission. Such persons are required by the SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons. Based solely on copies of forms received by it, or written representations from certain reporting persons that no Form 5’s were required for those persons, the Company believes that during the fiscal year ended June 30, 2007, its executive officers, directors, and greater than 10% beneficial owners complied with all applicable filing requirements, with the exception of a late Form 3 filing for newly elected director, Robert Mollah, which was filed with the SEC on September 21, 2006.

Certain Relationships and Related Person Transactions

The Board is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest. Accordingly, as a general matter, it is the Company’s preference to avoid conflicts of interest and related person transactions. The Company has adopted Standards of Conduct, a copy of which is located on the Company’s website, www.magpet.com, under the heading “Corporate Governance”, which addresses conflicts of interest and related person transaction matters. It is the Company’s policy for the Board to review and approve any related person transactions involving members of the Board and executive officers. In addition, annually, the Corporate Secretary obtains responses of the Directors and executive officers to questions regarding the employment of family and other relationships to assist the Board with its review of these matters. Based on these reviews, the Board has determined that the Company did not engage in any transactions during the fiscal year ended June 30, 2007 with related persons which would require disclosure under Item 404 of Regulation S-K adopted by the SEC.

REPORT OF THE AUDIT COMMITTEE ADDRESSING SPECIFIC MATTERS

On October 29, 1999, the Board of Directors adopted a formal, written charter for the Audit Committee of the Company. The Charter was amended in July 2004 and most recently filed as Appendix A to the Company’s 2004 proxy statement. The charter is also available on the Company’s website, www.magpet.com, under the heading “Corporate Governance”. Each member of the Audit Committee is an “independent director” for purposes of applicable SEC rules and Nasdaq listing standards.

In connection with the preparation and filing of the Company’s audited financial statements for the fiscal year ended June 30, 2007 (the “audited financial statements”), the Audit Committee performed the following functions:

•	The Audit Committee reviewed and discussed the audited financial statements with senior management and Deloitte & Touche LLP, the Company’s independent auditors. The review included a discussion of the quality, not just the acceptability, of the Company’s accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the forward looking statements.

•	The Audit Committee also discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (“Communications With Audit Committees”).

•	The Audit Committee received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (“Independence Discussions With Audit Committees”), and discussed with Deloitte & Touche LLP its independence from the Company and considered the compatibility of the auditors’ nonaudit services to the Company, if any, with the auditors’ independence.

Based upon the functions performed, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2007, for filing with the SEC. The Audit Committee has also approved, subject to stockholder ratification, the selection of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending June 30, 2008.

Audit Committee

Ronald P. Pettirossi (Chairman)
Donald V. Basso
Walter McCann

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

Based on publicly available information filed with the SEC pursuant to the Securities Exchange Act of 1934, as of September 22, 2007, no person was the beneficial owner of more than five percent of the Company’s Common Stock.

Security Ownership of Management

The following table sets forth information as to the number of shares of the Company’s Common Stock owned beneficially as of September 22, 2007 by each director of the Company and each Named Executive Officer listed in the Summary Compensation Table and by all directors and executive officers of the Company as a group:

	Amount and Nature
	of Beneficial
	Ownership*
Name of Individual or Group	Shares	Options	Percent of Class

Donald Basso	11,000	100,000		**
Dr. T. Gwynn Davies	—	—		**
Timothy L. Largay	6,000	100,000		**
Walter McCann	59,368	100,000		**
Robert Mollah	—	—		**
Ronald P. Pettirossi	6,500	100,000		**
Daniel J. Samela	—	30,000		**
Directors and Executive Officers as a Group (a total of 7)	82,868	430,000		**

*	Unless otherwise indicated, each person listed has the sole power to vote and dispose of the shares listed.

**	The percent of class owned is less than 1%.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

In this section, we provide an overview and analysis of our executive officer compensation program and policies. Later in this proxy statement, under the heading “Additional Information Regarding Executive Compensation”, you will find a series of tables containing specific information about the compensation earned or paid in the fiscal year ended June 30, 2007 to the following individuals, whom we refer to as our named executive officers (or “NEOs”): Daniel J. Samela, who serves as our President, Chief Executive Officer and Chief Financial/Accounting Officer; and Dr. T. Gwynn Davies, who serves as the General Manager, Magellan Petroleum Australia Limited, our wholly-owned subsidiary (“MPAL”). For purposes of this “Compensation Discussion and Analysis” only, the term “Company” refers to Magellan Petroleum Corporation and MPAL, collectively, unless the context otherwise requires. Compensation figures for Dr. Davies are expressed below in Australian dollars and denoted with an “A$”.

Board Oversight of Executive Compensation

The Company’s executive compensation guidelines are developed and monitored by our Board of Directors, acting as the Compensation Committee, comprising all five, independent members of the Board. The Board is responsible for determining the types and amounts of compensation paid to Mr. Samela. In fulfilling its role, the Board considers the Company’s performance and strategic objectives in determining, on an annual basis, whether any corresponding adjustments to Mr. Samela’s compensation levels are warranted, in light of the attainment of these performance objectives. The Board has the authority to retain outside consultants to assist the Board in performing these responsibilities. However, the Board has not to date used any compensation consultant firms to determine and review Mr. Samela’s compensation.

The Nominations and Remunerations Committee (“NRC”) of the Board of Directors of MPAL oversees the executive compensation program for Dr. Davies, as part of its ongoing responsibility for the executive compensation program for all of MPAL’s senior officers. The NRC is comprised of Walter McCann, Robert Mollah and Norbury Rogers. For purposes of establishing the executive compensation program for Dr. Davies and the other senior officers of MPAL, MPAL retained the services of HR Advantage Consulting Pty Ltd, of Brisbane, Australia during the fiscal year ended June 30, 2007 to provide the NRC with consulting services related to compensation packages for MPAL senior officers, including Dr. Davies. With respect to executive compensation services, however, HR Advantage also provided direct confidential advice to the NRC and to Mr. Mollah, as Chairman of MPAL Board, as appropriate.

Neither Mr. Samela nor Dr. Davies determine or approve any element or component of his own base salary or any other aspects of his compensation. Dr. Davies is paid on the basis of a Total Remuneration Employment Cost (“TREC”) which includes a 9% compulsory company contribution into an Australian retirement (superannuation) fund of his choice. Through salary sacrifice, Dr Davies also makes additional contributions into his retirement fund.

Objectives of Our Compensation Program

Our executive compensation program is designed to motivate and reward our NEOs in a fiscally responsible manner. The oil and gas exploration and production industry has historically been highly competitive, a trend which has increased significantly in the last few years. As a result, experienced professionals have significant career mobility. We are a smaller company in a highly competitive industry that competes for executive talent with a large number of exploration and production companies, many of which have significantly larger market capitalization than us. Our ability to motivate and reward our executive officers and other key employees is essential to maintaining a competitive position in the oil and gas business. Our comparatively smaller size and relatively small executive management team pose unique challenges in this industry, and therefore, are substantial factors in the design of our executive compensation program.

In light of the foregoing factors, the Board and the NRC strive to maintain compensation programs that are competitive within the independent oil and gas industry in the United States and in Australia. The award of base salary, annual cash bonuses, equity-based awards and benefit packages to our NEOs are at the complete discretion of the Board and the NRC. Periodically, however, the Board and the NRC review our executive compensation program to assess whether the program remains competitive with those of similar companies, considers the program’s effectiveness in creating adequate incentives for our executive officers to find, acquire, develop and produce oil and gas reserves in a cost-effective manner, and determines what changes, if any, are appropriate in light of our overall performance and ability to attract and retain talented executive officers.

The Board and the NRC may, in addition to base salaries, authorize annual cash bonuses and equity-based awards in the future for Messrs. Samela and Davies, based upon the attainment of our operational and strategic goals. We have not adopted specific target or performance levels which would automatically result in increases or decreases in compensation for Messrs. Samela and Davies. Instead, we make compensation determinations based upon a consideration of many factors, including those described below. We have not assigned relative weights or rankings to these factors. Specific elements of company performance and individual performance that we consider in setting compensation policies and making compensation decisions include the following factors:

•	the cyclical nature of the oil and gas business and industry trends in Australian oil and gas markets,

•	the growth in the quantity and value of our proved oil and natural gas reserves, volumes of oil and natural gas produced by the Company and our executives’ ability to replace oil and natural gas produced with new oil and natural gas reserves;

•	the Company’s oil and gas finding costs and operating costs, cash flow from operations, annual revenues; and earnings per share;

•	the market value of the Company’s common stock on the Nasdaq and the ASX;

•	the extent to which management has been successful in finding and creating opportunities to participate in acquisition, exploitation and drilling ventures having quality prospects;

•	management’s ability to formulate and maintain sound budgets for our business activities and overall financial condition;

•	the success of our acquisition and exploration activities and the achievement by management of specific tasks and goals set by the Board and the MPAL Board of Directors from time to time;

•	the effectiveness of our compensation packages in motivating our management to remain in our employment; and

•	the ability of management to effectively implement risk management practices.

In addition to considering these performance elements, we have also considered longevity of service of each NEO and the NEOs individual performance, leadership, and business knowledge.

Elements of Compensation

We seek to achieve our executive compensation objectives by providing our NEOs with the following elements of compensation:

•	a base salary that represents cash compensation based on internal equity and external industry-based competitiveness;

•	an opportunity to receive an annual cash bonus award based upon the achievement of goals and objectives attained during the course of a fiscal year;

•	potential equity-based awards under the Company’s 1998 Stock Option Plan;

•	pension/retirement benefits and other personal benefits under our NEOs’ employment contracts, as described below;

•	benefit programs provided to our U.S. employees, including health care benefits, dental, life, and vision coverage; and

•	termination payments and other benefits under the NEOs’ employment agreements, in the event that the NEO’s employment is terminated under specified circumstances.

Each of the material elements of our compensation program is discussed in greater detail below.

Base Salary

The purpose of base salary is to reflect Messrs. Samela and Davies executive’s job responsibilities, individual performance and competitive compensation levels. The Board reviews and determines, on an annual basis, the base salary of Mr. Samela which is based upon his years of experience and his individual performance. Mr. Samela’s salary amount is not at risk and may be adjusted annually based on merit and external market conditions. After consideration, the Board determined to increase Mr. Samela’s base salary by approximately 4% from $175,000 to $182,000 for fiscal year 2008, to account for cost of living increases. In the 2007 fiscal year, Dr. Davies was paid a base salary of A$352,218 as part of his annual TREC package of A$412,000. After consideration, the NRC determined to increase Dr. Davies’ annual TREC package for fiscal year 2008 by 5% from A$412,000 to A$432,600, and his base salary has increased accordingly.

Annual Cash Bonus Awards

Our NEOs may receive an award of an annual cash bonus. The purpose of the cash bonus program is to better align executive performance with annual strategic goals while enhancing stockholder value. The Board does not pre-determine performance goals at the beginning of each year for Mr. Samela. Rather, the Board determines whether the award of a bonus has been warranted, in light of the Company’s performance during each completed fiscal year, including the Company’s operational results, net income, expenses, strategic development and any performance gaps or shortfalls. In light of its consideration of these factors, the Board (as noted above) determined to increase Mr. Samela’s base salary to $182,000 per year for fiscal year 2008, but determined not to award Mr. Samela an annual cash bonus for the fiscal year ended June 30, 2007. As noted above, the NRC determined to increase Dr. Davies’ TREC package to A$432,600 for fiscal year 2008, but determined not to award Dr. Davies an annual cash bonus for the fiscal year ended June 30, 2007.

Equity-Based Compensation

At the December 1998 annual meeting, our stockholders approved the Company’s 1998 Stock Option Plan (the “Plan”), which permits the granting of stock options (“Options”) and stock appreciation rights (“SARs”) to the directors, officers, key employees and consultants. The purpose of the Plan is to provide an incentive for directors, officers, key employees and consultants of the Company to continue their affiliation with the Company and to give them a greater interest in the success of the Company. Other than the Plan, the Company currently does not have any long-term incentive, nonqualified defined contribution, or other nonqualified deferred compensation plans. MPAL does not currently maintain any of its own equity-based compensation plans.

The Plan provides for grants of Options principally at an option price per share of 100% of the fair value of the Company’s common stock on the date of the grant. The Plan has 1,000,000 shares authorized for awards. Options are generally granted with a 3-year vesting period and a 10-year term. Options vest in equal annual installments over the vesting period, which is also the requisite service period. As of September 22, 2007, there were 430,000 Options issued and outstanding under the Plan, and 395,000 shares remain available for future awards. For all Plan awards granted, modified or settled after July 1, 2005, we account for all equity-based awards in accordance with the requirements of SFAS 123(R). We do not have a specific program or plan with regard to the timing or dating of Option grants. Our Options have not been granted at regular intervals or on pre-determined dates. Rather, the Board’s practice as to when Options are granted has historically been made at the complete discretion of the Board.

In connection with his employment by the Company, Mr. Samela was granted an award of 30,000 Options under the Plan on July 1, 2004, at an exercise price of $1.45 per share. As of July 1, 2007, these Options have fully vested. To date, Dr. Davies has not received any Options or other awards under the Plan. However, the Board and the NRC will consider in the future whether to grant Dr. Davies Option awards under the Plan, depending on the attainment of operational or performance objectives of the Company.

Pension/Retirement and other Personal Benefits

Under Mr. Samela’s Employment Agreement, we make an annual contribution of 15% of Mr. Samela’s salary to a SEP/IRA Plan to provide for Mr. Samela’s retirement. In fiscal year 2007, this contribution was $27,300. In compliance with Australian minimum compulsory superannuation laws, MPAL, as Dr. Davies’ employer, makes an annual contribution to a superannuation fund selected by Dr. Davies. During fiscal 2007, this MPAL payment was A$32,511. Through salary deduction payments, Dr. Davies also made additional contributions into his superannuation fund of A$72,999.

Perquisites and other benefits represent a small part of our overall compensation package. These benefits are reviewed periodically to ensure that they are competitive with industry norms. There are no perquisites for Mr. Samela. The perquisites for Dr. Davies include the provision of a company car and payment of parking and running costs related to Dr Davies’ company car. During fiscal 2007, these expenses totaled $28,190 (or A$35,869). The Company also sponsors Dr. Davies membership in Australian professional and trade organizations that MPAL deems necessary or desirable to conduct MPAL’s business. If greater than $10,000, the aggregate costs associated with the benefits we provided to Messrs. Samela and Davies are included in the “All Other Compensation” column of the Summary Compensation Table, set forth below.

Additional Benefit Programs

Under his Employment Agreement, the Company agreed in 2004 to purchase a term life insurance policy for Mr. Samela with coverage up to $400,000 to supplement his existing life insurance coverage. During fiscal year 2007, the Company paid $1,454 in premiums under this policy on Mr. Samela’s behalf. In addition, the Agreement provides that Mr. Samela is reimbursed annually up to $6,000 per year in disability insurance coverage. During fiscal year 2007, the Company paid $5,489 for this arrangement. The Agreement also provides that Mr. Samela also receives $15,000 per year in reimbursements to purchase his own family health insurance coverage, including medical, prescription and dental benefits. During fiscal year 2007, the Company paid $14,759 under this arrangement. Mr. Samela is also entitled to participate in the broad-based benefit plans offered generally to all of our full-time U.S. employees.

Under his Employment Agreement, Dr. Davies is entitled, through salary deductions, to participate in the broad-based benefit plans offered by MPAL for all full-time MPAL employees, in accordance with the terms of such plans and applicable Australian legal requirements. MPAL has taken out salary continuance insurance for its staff; under this policy Dr. Davies is covered for a maximum of $240,000 per annum for two years in the event of a long illness.

Tax Considerations

We operate our executive compensation program in good faith compliance with Section 409A of the Internal Revenue Code, as permitted by the final regulations issued by the Internal Revenue Service. The Company intends to amend Mr. Samela’s Employment Agreement prior to December 31, 2007 to conform the Agreement to the requirements of Section 409A. At this time, the Company does not expect that Section 162(m) of the Internal Revenue Code will have any effect on the Company’s executive officer compensation because it is not likely that the annual compensation paid to any executive officer will exceed $1 million.

Conclusions

The Company’s executive compensation program is a critical element in ensuring the Company’s continued success. Motivation, attraction, retention and the NEOs’ alignment with the interests of the Company’s stockholders are the key objectives of the program. The continued improvement in business results and increased stockholder value are driven by the performance of highly motivated executives. In the opinion of the Company’s Board and the NRC, the design and operation of the Company’s executive compensation programs, along with the monitoring of our executive officers’ performance against the factors identified above, reasonably result in compensation levels appropriate to promote the Company’s continued success and the best interests of its stockholders.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the Compensation Discussion and Analysis with management of Magellan Petroleum Corporation and, based on our review and discussions and such other matters deemed relevant and appropriate by the Board, we recommend that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE BOARD OF DIRECTORS, ACTING AS THE COMPENSATION COMMITTEE
Walter McCann (Chairman)
Ronald P. Pettirossi
Timothy L. Largay
Donald V. Basso
Robert J. Mollah

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such statutes.

Compensation Committee Interlocks and Insider Participation

The only officers or employees of the Company or any of its subsidiaries, or former officers or employees of the Company or any of its subsidiaries, who participated in the deliberations of the Board concerning executive officer compensation during the fiscal year ended June 30, 2007 were Messrs. Daniel T. Samela and Timothy L. Largay, Assistant Secretary. At the time of such deliberations, Mr. Largay was a director of the Company. Because he does not serve on the Board, Mr. Samela did not participate in any discussions or deliberations regarding his own compensation. Mr. Largay does not receive any compensation for his services as Assistant Secretary.

ADDITIONAL INFORMATION REGARDING EXECUTIVE COMPENSATION

Employment Agreements with Executive Officers

The Company has written employment agreements with each of Messrs. Samela and Davies, which provide certain severance payments and other benefits, in the event that their respective employment with the Company and MPAL are terminated under various circumstances, as described below. We use these provisions to provide some assurance to the Board and the MPAL Board that the Company and MPAL will continue to be able to rely upon Messrs. Samela and Davies continuing in their positions with us, without concern that they might be distracted by the personal uncertainties and risks created by any proposed or threatened change of control of the Company.

Mr. Samela

On March 1, 2004, the Company entered into a thirty-six month Employment Agreement with Mr. Samela. The thirty-six month term automatically renews each 30-day period during Mr. Samela’s term of employment, unless he elects to retire or the agreement is terminated according to its terms. The agreement provides for him to be employed as the President and Chief Executive Officer of the Company, effective as of July 1, 2004, at a salary of $175,000 per annum, and an annual contribution of 15% of the salary to a SEP/IRA pension plan for Mr. Samela’s benefit, plus other insurance benefits. The employment agreement may be terminated for “cause,” which is defined under the agreement as (i) misappropriating any funds or property of the Company, (ii) attempting to obtain any personal profit from any transaction in which he has an interest which is adverse to the interest of the Company, unless he shall have first obtained the consent of the Board of Directors; (iii) neglect or unreasonable refusal or continued failure (other than any such failure resulting from incapacity due to physical or mental illness) to perform the duties assigned to Mr. Samela under or pursuant to this Agreement; or (iv) being convicted of any felony or an offense involving moral turpitude. The agreement may also be terminated on written notice by the Company without cause, by Mr. Samela’s resignation or upon a “change in control” of the Company. A “change in control” is defined under the agreement as (i) the acquisition by any individual, entity or “group” (as defined under the Securities Exchange Act of 1934) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the then outstanding voting securities of the Company (with certain exceptions) (ii) individuals who, as of March 1, 2004, constitute the Board cease for any reason to constitute at least a majority of the Board; (iii) consummation of certain reorganizations, mergers or consolidations or sales or other dispositions of all or substantially all of the assets of the Company; or (iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

If Mr. Samela’s employment is terminated by reason of death or disability, he will be paid an amount equal to the sum of (I) his annual base salary through the date of termination to the extent not yet paid, (II) the product of (x) the average of the his annual bonus paid for the three full fiscal years preceding the date of termination of employment and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the date of termination, and the denominator of which is 365; and (III) any compensation previously deferred by Mr. Samela. If Mr. Samela’s employment is terminated for “cause” as defined above at any time, or by Mr. Samela voluntarily following a change in control of the Company, he will be paid only the amount of his annual base salary through the date of termination to the extent not yet paid, plus any compensation amounts previously deferred. Upon a termination by the Company without cause prior to a “change in control” of the Company, Mr. Samela will be entitled to payment of an amount equal to three times his annual base salary and three-year average bonus payment and any then-unvested options will be accelerated so as to become fully exercisable.

If, during the two-year period following a change in control, Mr. Samela terminates his employment for “good reason” or the Company terminates his employment other than for cause or disability (as defined in the agreement), then Mr. Samela will be paid an amount equal to three times his annual base salary and three-year average bonus payment, plus any previously deferred compensation, accrued vacation pay, and three years of reimbursements for medical coverage and insurance benefits. In addition, any then-unvested options will be accelerated so as to become fully exercisable. Under the Agreement, the term “good reason” is defined as the Company (A) assigning to Mr. Samela any duties inconsistent in any respect with his position as President of the Company, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities; (B) any failure by the Company to comply with the terms of Mr. Samela’s employment agreement; (C) requiring Mr. Samela to be based at any office or location other than Hartford, CT or the Company’s requiring Mr. Samela to significantly increase his business travel for the Company; (D) any purported termination by the Company of his employment otherwise than as expressly permitted by Mr. Samela’s agreement; or (E) any failure by the Company to cause a successor entity to assume its obligations under Mr. Samela’s agreement. If, at any time after the two-year period following a change in control, Mr. Samela terminates his employment for “good reason” or the Company terminates his employment other than for cause of disability, then he will be paid an amount equal to his then current annual salary and a three-year average bonus payment. In addition, any then-unvested options will be accelerated so as to become fully exercisable. For a quantification of the payments to be made to Mr. Samela under these various circumstances, please see the table for Mr. Samela below.

Dr. Davies

Dr. Davies commenced employment with MPAL on October 6, 1997. On May 29, 1998, MPAL entered into a service agreement with Dr. Davies for a period of 3 years, 2 months and 25 days which continues until terminated by 3 months notice. The agreement provides for him being employed as Exploration Manager. The employment agreement may be terminated for “cause”, defined as when Dr. Davies (a) is guilty of any dishonesty or commits any serious breach of his obligations under the agreement or any of his obligations to the Company generally or as implied by law; (b) is guilty of any grave misconduct or willful neglect in the discharge of his duties; (c) becomes bankrupt or makes any arrangement or composition with his creditors; (d) is convicted of any criminal offence involving fraud or dishonesty or any offence which in the reasonable opinion of the MPAL Board effects his position as an employee of the Company or reflects adversely on the Company; or (e) commits any repeated or continued material breach (after being warned in writing of such beach and failing to discontinue or remedy same) of his obligations to MPAL, under his employment agreement or as implied by law.

Dr. Davies’ agreement may also be terminated on written notice by the Company without cause, by his resignation, or by Dr. Davies giving notice, if without his consent, of any of the following: (1) the Company increases or diminishes the responsibilities or powers assigned to him in an unreasonable way having regard to his current duties and responsibilities, (2) the Company breaches any of the provisions of the agreement, or (3) his place of employment is relocated outside Brisbane (each, a “Good Reason”). In the event that the Company serves written notice of termination without cause, or if Dr. Davies terminates his employment for Good Reason, then the Company shall pay to Dr. Davies all salary then accrued, accrued holiday pay, accrued long service leave and a severance payment calculated as follows: a “redundancy” payment of 3 weeks of Dr. Davies’ Salary Package at the date of termination for each full year of service by Dr. Davies with the Company up to a maximum of 52 weeks of Salary Package. For a quantification of this redundancy payment amount, see the table for Dr. Davies below.

Post Termination Payments and Benefits

The tables below reflect the amount of compensation payable to each of Messrs. Samela and Davies in the event of termination of their respective employment by the Company and MPAL under various circumstances. The amount of compensation payable upon resignation, retirement, disability, death, termination for cause and termination without cause (and in the case of Mr. Samela, for good reason following a change in control of the Company), of each NEO is estimated below. In each case, the amounts shown assume that the employment of Mr. Samela and Dr. Davies with the Company and MPAL, respectively, were terminated as of June 30, 2007.

Daniel J. Samela

							Following a ‘‘Change in Control”
											Termination
											for Good
									Termination by		Reason or by
					Termination		Termination		Company		Company
	Death or		Termination		Without		for Good		Within 2		Following 2
Benefit	Disability		for Cause		Cause		Reason		Years		Years

Severance Payment	$10,500	(1)	$10,500	(1)	$546,000	(2)	$556,500	(3)	$556,500	(3)	$182,000	(4)
Medical Coverage	0		0		0		45,000		45,000		0
Insurance Benefits	0		0		0		22,362		22,362		0
Equity Award Acceleration	0		0		0		0		0		0
Other Benefits	0		0		0		0		0		0

(1)	represents value of accrued unused vacation pay.

(2)	represents a severance payment of three times Mr. Samela’s current base salary.

(3)	represents $10,500 value of accrued unused vacation pay and a severance payment of three times Mr. Samela’s base salary.

(4)	represents a severance payment in an amount equal to Mr. Samela’s current base salary.

T.  Gwynn Davies

					Termination Without
	Resignation/			Termination for	Cause or for
Benefit	Retirement	Death	Disability	Cause	“Good Reason”

Severance Payment	0	0	0	0	$168,126	(1)
Medical Coverage	0	0	0	0	0
Insurance Benefits	0	0	0	0	0
Equity Award Acceleration	0	0	0	0	0
Other Benefits	0	0	0	0	0

(1)	As of June 30, 2007 based on Dr. Davies 9 full years of service with MPAL since October 1997 and a TREC compensation total of $323,799 (or A$412,000), the total severance payment would be $168,126 (or A$213,923), based on 27 weeks of credited service under Dr. Davies’ employment agreement.

Executive Compensation Tables

The following table sets forth certain summary information concerning the compensation awarded to, paid to or earned by Mr. Samela, our President and Chief Executive Officer, and Dr. Davies, the MPAL General Manager (collectively, the “Named Executive Officers”).

Summary Compensation Table

		Salary	Bonus	All Other
Name and Principal Position	Year	($)	($)	Compensation ($)		Total ($)

Daniel J. Samela President and CEO	2007	$182,000	$0	$49,002	(1)	$231,002
Dr. T. Gwynn Davies General Manager, MPAL	2007	$276,815	$0	$53,741	(2)	$330,556	(3)

(1)	Amount shown includes: (a) $27,300 payment to a SEP-IRA pension plan; (b) a $1,454 life insurance premium payment; (c) $5,489 of disability insurance premium payments; and (d) $14,759 of health insurance premium payments.

(2)	Amount shown includes: (a) Company payment of $25,551 (or A$32,511) to a superannuation fund in Australia selected by Dr. Davies, which is similar to an individual retirement plan account; (b) $21,433 (or A$27,271) in car allowance payments (which includes A$8,333 of fringe benefits tax payments); and (c) $6,757 (or A$8,598) in car parking payments (which includes A$2,298 of fringe benefit tax payments).

(3)	All cash compensation is paid to Dr. Davies in Australian dollars. For purposes of this table, all amounts shown were converted into U.S. dollars using an exchange rate of 1 Aus. dollar = $0.78592 which was the average of the daily Aus.$/U.S.$ exchange rates for the fiscal year ended June 30, 2007.

Grant of Plan-Based Awards Table

Because we did not issue any equity based compensation to our NEOs during the fiscal year ended June 20, 2007, the “grant of plan based awards” table required by Item 402(d) of Regulation S-K has been omitted.

Outstanding Equity Awards at Fiscal Year-End

The following table lists the outstanding stock options as of June 30, 2007 for each of our NEOs. The Company does not currently have any outstanding stock appreciation rights or other equity based awards under the 1998 Stock Option Plan or otherwise.

Option Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised	Option
	Options	Options	Exercise	Option
	(#)	(#)	Price	Expiration
	Exercisable	Unexercisable	($)	Date
Name (a)	(b)	(c)	(e)	(f)

Daniel J. Samela	20,000	10,000	$1.45	7/1/2015
Dr. T. Gwynn Davies	—	—	—	—

Option Exercises and Stock Vested in Fiscal Year 2007

Because our NEOs did not exercise any stock options during the fiscal year ended June 30, 2007, the “Option Exercises and Stock Vested” table required by Item 402(g) of Regulation S-K has been omitted.

Pension Benefits Table for Fiscal Year Ended June 30, 2007

The following Pension Benefit Table shows certain information with respect to our NEOs under their retirement plan arrangements. Other than the annual payments described below, the Company has no plans that provide for specified retirement payments or benefits at, following, or in connection with the retirement of Messrs. Samela and Davies.

Pension Benefits

Present
		Number of	Value of	Payments
		Years Credited	Accumulated	During Last
		Service	Benefit	Fiscal Year
	Plan Name	(#)	($)	($)
Name (a)	(b)	(c)	(d)	(e)

Daniel J. Samela	IRA/SEP account	—	—	$27,300	(1)
Dr. T. Gwynn Davies	Superannua-tion Fund	—	—	$25,511	(2)

(1)	Under Mr. Samela’s employment agreement with the Company, the Company makes an annual contribution of 15% of Mr. Samela’s salary to a SEP-IRA account for Mr. Samela’s benefit. In fiscal year 2007, this contribution was $27,300. This amount is included in the “Other Compensation” column in the Summary Compensation Table above.

(2)	In compliance with Australian minimum compulsory superannuation laws, MPAL, as Dr. Davies’ employer, makes an annual contribution to a superannuation fund selected by Dr. Davies. In fiscal year 2007, this contribution was $25,551 (or A$32,511), using the exchange rate of 1 Aus. dollar = $0.78592 which was the average Aus.$/U.S.$ exchange rate for the fiscal year ended June 30, 2007.

Nonqualified Deferred Compensation

Because neither the Company nor MPAL provide our NEOs with any forms of deferred compensation, the “Nonqualified Deferred Compensation” table required by Item 402(i) of Regulation S-K has been omitted.

PROPOSAL 2

APPROVAL OF A RESOLUTION TO AUTHORIZE THE BOARD OF DIRECTORS, IN ITS SOLE AND ABSOLUTE DISCRETION WITHOUT FURTHER ACTION OF THE STOCKHOLDERS, TO AMEND THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO IMPLEMENT A REVERSE STOCK SPLIT OF THE COMPANY’S COMMON STOCK AT A RATIO OF NOT LESS THAN 1-FOR-2 AND NOT GREATER THAN 1-FOR-10 AT ANY TIME PRIOR TO DECEMBER 31, 2009, WITH THE EXACT RATIO TO BE DETERMINED BY THE BOARD OF DIRECTORS

General

The Board of Directors has approved and is hereby soliciting stockholder approval of an amendment to the Company’s Restated Certificate of Incorporation to implement a Reverse Split (the “Reverse Split”) at a ratio of between 1-for-2 (1:2) and 1-for-10 (1:10) in the form set forth in Appendix A to this proxy statement (the “Amendment”). A vote FOR Proposal 2 will constitute approval of the Amendment providing for the combination of any whole number of shares of Common Stock between and including two (2) and ten (10) into one share of Common Stock and will grant the Board of Directors the discretionary authority to select which of the approved Reverse Split ratios within that range will be implemented. If the stockholders approve this proposal, the Board of Directors will have the authority, but not the obligation, in its sole and absolute discretion, and without further action on the part of the stockholders, to select one of the approved split ratios and effect the approved Reverse Split by filing the Amendment with the Delaware Secretary of State at any time after the Board’s approval of the Reverse Split ratio and the filing of the Amendment. If the Amendment has not been filed with the Delaware Secretary of State by the close of business on December 31, 2009, the Board of Directors will abandon the Amendment constituting the Reverse Split.

If the Reverse Split is implemented, the Amendment would not reduce the number of authorized shares of the Company’s Common Stock and would not change the par value of a share of the Company’s Common Stock. Except for any changes as a result of the treatment of fractional shares, each stockholder will hold the same percentage of Common Stock outstanding immediately prior to the Reverse Split as such stockholder held immediately prior to the Reverse Split.

Purpose

The principal purpose of the Reverse Split, if implemented, will be to increase the per share trading value of the Company’s Common Stock. The Board intends to implement the proposed Reverse Split only if it believes that a decrease in the number of shares outstanding is likely to increase the trading price for the Company’s Common Stock, and only if the implementation of a Reverse Split is determined by the Board to be in the best interests of the Company and its stockholders. The Board may exercise its discretion not to implement the Reverse Split. The proposed Reverse Split is not a first step in a “going-private” transaction as defined under SEC rules.

The Company believes that a number of institutional investors and investment funds are reluctant to invest, and in some cases may be prohibited from investing, in lower-priced stocks and that brokerage firms are reluctant to recommend lower-priced stocks to their clients. By implementing the Reverse Split, the Company believes it may be able to raise its Common Stock price to a level where the Company’s Common Stock could be viewed more favorably by potential investors. Other investors may also be dissuaded from purchasing lower-priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for lower-priced stocks. A higher stock price after the Reverse Split could alleviate this concern. The combination of lower transaction costs and increased interest from institutional investors and investment funds could have the effect of improving the trading liquidity of the Company’s Common Stock.

The Company’s Common Stock currently trades on the Nasdaq Capital Market under the symbol “MPET”. The Nasdaq Capital Market has several continued listing criteria that companies must satisfy in order to remain listed on the exchange. One of these criteria is that the Company’s Common Stock has a trading price that is greater than or equal to $1.00 per share. Currently, the Company meets all of the Nasdaq Capital Market’s continued listing criteria, including the minimum trading price requirement. Although the Company’s trading price is currently above the minimum trading price required of the Nasdaq Capital Market, the Company believes that approval of this proposal would significantly reduce the Company’s risk of not meeting this continued listing standard in the future.

Certain Risk Factors Associated with the Reverse Split

Reduced Market Capitalization.  As noted above, the principal purpose of the Reverse Split, if implemented, will be to help maintain our Nasdaq listing of our Common Stock and to maintain and improve the price of our Common Stock. We cannot assure you, however, that the Reverse Split will accomplish these objectives. While we expect that the reduction in our outstanding shares of Common Stock will increase the market price of our Common Stock, we cannot assure you that the Reverse Split will increase the market price of our Common Stock by a multiple equal to the number of pre-Reverse Split shares in the Reverse Split ratio determined by the Board of Directors, or result in any permanent increase in the market price, which can be dependent upon many factors, including our business and financial performance and prospects. Should the market price decline after implementation of the Reverse Split, the percentage decline may be greater, due to the smaller number of shares outstanding, than it would have been prior to the Reverse Split. In some cases the share price of companies that have implemented reverse stock splits has subsequently declined back to pre-reverse split levels. Accordingly, we cannot assure you that the market price of our Common Stock immediately after the Effective Date of the proposed Reverse Split will be maintained for any period of time or that the ratio of post and pre-split shares will remain the same after the Reverse Split is effected, or that the Reverse Split will not have an adverse effect on our stock price due to the reduced number of shares outstanding after the Reverse Split. A reverse stock split is often viewed negatively by the market and, consequently, can lead to a decrease in our overall market capitalization. If the per share price does not increase proportionately as a result of the Reverse Split, then our overall market capitalization will be reduced.

Increased Transaction Costs.  The number of shares held by each individual stockholder will be reduced if the Reverse Split is implemented. This will increase the number of stockholders who hold less than a “round lot,” or 100 shares. Typically, the transaction costs to stockholders selling “odd lots” are higher on a per share basis. Consequently, the Reverse Split could increase the transaction costs to existing stockholders in the event they wish to sell all or a portion of their position.

Liquidity.  Although the Board of Directors believes that the decrease in the number of shares of our Common Stock outstanding as a consequence of the Reverse Split and the anticipated increase in the price of our Common Stock could encourage interest in our Common Stock and possibly promote greater liquidity for our stockholders, such liquidity could also be adversely effected by the reduced number of shares outstanding after the Reverse Split.

No Appraisal Rights

Under the Delaware General Corporation Law, the Company’s stockholders are not entitled to dissenter’s rights with respect the Reverse Split, and the Company is not independently providing and has not so provided stockholders with any such right.

Determination of the Ratio for the Reverse Stock Split

The ratio of the Reverse Split will be determined by the Board of Directors, in its sole discretion. However, the ratio will not exceed a ratio of one-for-ten (1:10) or be less than a ratio of one-for-two (1:2). In determining the Reverse Split ratio, the Board of Directors will consider numerous factors including the historical and projected performance of the Common Stock, prevailing market conditions and general economic trends, and will place emphasis on the expected closing price of the Common Stock in the period following the effectiveness of the Reverse Split. The Board of Directors will also consider the impact of the Reverse Split ratio on investor interest. The purpose of selecting a range is to give the Board of Directors the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment.

Based on the number of shares of Common Stock issued and outstanding as of the Record Date, after completion of the Reverse Split, the Company will have approximately between 4,150,032 and 20,750,162 shares of issued and outstanding Common Stock, depending on the ratio of the Reverse Split as set forth below (all numbers below are approximate):

	After a 1:2	After a 1:3	After a 1:4	After a 1:5	After a 1:6	After a 1:7	After a 1:8	After a 1:9	After a 1:10
	Reverse	Reverse	Reverse	Reverse	Reverse	Reverse	Reverse	Reverse	Reverse
Current	Split	Split	Split	Split	Split	Split	Split	Split	Split

41,500,325	20,750,162	13,833,441	10,375,081	8,300,065	6,916,720	5,928,617	5,187,540	4,611,147	4,150,032

Effective Date; Exchange Act Registration Status

The proposed Reverse Split of the Common Stock may be implemented by the Board of Directors at any time prior to December 31, 2009. The Reverse Split would become effective as of 11:59 p.m., Eastern Time, (the “Effective Date”) on the date of filing the Amendment with the Delaware Secretary of State. Except as explained below with respect to fractional shares, on the Effective Date, shares of the Common Stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of the stockholders, into one share of the Common Stock in accordance with the Reverse Split ratio determined by the Board.

After the Effective Date, the Common Stock will have a new committee on uniform securities identification procedures (“CUSIP”) number, which is a number used to identify the Company’s equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below.

After the Effective Date, the Company will continue to be subject to periodic reporting and other requirements of the Securities Exchange Act of 1934. The Company’s Common Stock will continue to be traded on the Nasdaq Capital Market under the symbol “MPET”, although Nasdaq will add the letter “D” to the end of the trading symbol for a period of 20 trading days after the Effective Date to indicate that the Reverse Split has occurred.

Effects of the Proposed Reverse Split on Authorized Shares; Possible Anti-Takeover Effects

The Reverse Split will effect all of our stockholders uniformly and will not change the proportionate equity interests of our stockholders, nor will the respective voting rights and other rights of stockholders be altered, except for possible changes due to the treatment of fractional shares resulting from the Reverse Split. As described below, stockholders holding fractional shares will be entitled to cash payments in lieu of such fractional shares. Common stock issued and outstanding pursuant to the Reverse Split will remain fully paid and non-assessable.

If implemented, the Reverse Split would have the effect of increasing the amount of authorized, but unissued shares of our Common Stock that could be issued in the future by our Board of Directors without further stockholder approval. The proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect. For example, the issuance of a large block of our Common Stock could dilute the stock ownership of a person seeking to make a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company. However, the authorization for the Board to implement the Reverse Split is not being proposed in response to any effort of which the Company is aware to accumulate shares of Common Stock or obtain control of the Company, nor is it part of a plan by management to recommend to the Board and stockholders a series of amendments to the Company’s Restated Certificate of Incorporation.

Effect on Stockholders with Post-Reverse Split Fractional Shares

The Company will not issue fractional certificates for post-Reverse Split shares in connection with the Reverse Split. Instead, our transfer agent, American Stock Transfer & Trust Company, will aggregate all fractional shares and sell them as soon as practicable after the Effective Date of the Reverse Split at the then prevailing prices on the

Nasdaq Capital Market, on behalf of those holders who would otherwise be entitled to receive a fractional share. We expect that it may take several days for our transfer agent to sell all of the aggregated fractional shares of the Common Stock. After completing such sale, stockholders otherwise entitled to receive a fractional share will receive a cash payment from our transfer agent in an amount equal to their pro rata share of the total net proceeds of that sale. The proceeds of such sale will be subject to federal income tax, as described further below in “Federal Income Tax Consequences of the Reverse Split.” In addition, such stockholders will not be entitled to receive interest for the period of time between the Effective Date of the Reverse Split and the date they receive payment for the cashed-out shares.

The ownership of a fractional interest will not give the holder thereof any voting, dividend or other rights except to receive payment therefor as described herein.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where the Company is incorporated and where the funds would be deposited, sums due to stockholders in payment for fractional shares that are not timely claimed after the Effective Date may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

Effect on Registered and Beneficial Stockholders

Upon the Effective Date of the Reverse Split, we intend to treat stockholders holding the Common Stock in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Split for their beneficial holders holding the Common Stock in “street name.” However, these banks, brokers or other nominees may apply their own specific procedures for processing the Reverse Split. If you hold your shares with a bank, broker or other nominee, and if you have any questions in this regard, we encourage you to contact your nominee.

Procedures for Implementing the Reverse Split

If our stockholders approve the proposal and our Board of Directors decides to implement a Reverse Split, we will promptly file the Amendment with the Delaware Secretary of State. The Reverse Split will become effective as set forth in “Effective Date; Exchange Act Registration Status” above.

As of the Effective Date of the Reverse Split, each certificate representing shares of our Common Stock before the Reverse Split would be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of our Common Stock resulting from the Reverse Split. However, a holder of any unexchanged certificates would not be entitled to receive any dividends or other distributions payable by us after the Effective Date, until the old certificates have been surrendered. Subject to the various escheat laws, such dividends and distributions, if any, would be accumulated, and at the time of surrender of the old certificates, all such unpaid dividends or distributions will be paid without interest. All shares underlying options, warrants, convertible notes and other securities would also be automatically adjusted on the Effective Date.

Our transfer agent, American Stock Transfer & Trust Company, would act as the exchange agent for purposes of implementing the exchange of stock certificates. As soon as practicable after the Effective Date, stockholders and holders of stock options exercisable for our Common Stock would be notified of the effectiveness of the Reverse Split.

Stockholders of record would receive a letter of transmittal requesting them to surrender their old stock certificates for new stock certificates, which will bear a different CUSIP number, reflecting the adjusted number of shares as a result of the Reverse Split. Persons who hold their shares in brokerage accounts or “street name” would not be required to take any further action to effect the exchange of their shares. No new certificates would be issued to a stockholder until such stockholder has surrendered any outstanding certificates together with the properly completed and executed letter of transmittal to the exchange agent. Until surrender, each certificate representing shares before the Reverse Split would continue to be valid and would represent the adjusted number of shares based on the ratio of the Reverse Split. Stockholders should not destroy any stock certificate and should not submit any certificates until they receive a letter of transmittal.

Reservation of Right to Abandon the Reverse Split

We reserve the right to abandon the Reverse Split without further action by our stockholders at any time before the Effective Date of the Amendment, even if the Reverse Split has been authorized by our stockholders at the annual meeting. By voting in favor of the Reverse Split, you are expressly also authorizing the Board of Directors to determine not to proceed with, and abandon, the Reverse Split if it should so decide.

Accounting Matters

The Reverse Split will not change total stockholders’ equity on the Company’s balance sheet. However, because the par value of the Common Stock will remain unchanged on the Effective Date, the components that make up total stockholders’ equity will change by offsetting amounts. Depending on the size of the Reverse Split the Board of Directors decides to implement, the stated capital component will be reduced to an amount between one-half (1/2) and one-tenth (1/10) of its present amount, and the additional paid-in capital component will be increased with the amount by which the stated capital is reduced. The per share net income or loss and net book value of the Common Stock will be increased because there will be fewer shares of our Common Stock outstanding. In addition, the historical amounts of net income or loss per common share previously reported by the Company, as well as all reference to Common Stock share amounts, will be restated to reflect the Reverse Split as if it had been in effect as of the earliest reported period.

Federal Income Tax Consequences of the Reverse Split

The following summary of certain material United States federal income tax consequences of the Reverse Split does not purport to be a complete discussion of all of the possible federal income tax consequences of the Reverse Split and is included for general information only. Furthermore, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the pre-Reverse Split shares were, and the post-Reverse Split shares will be, held as a “capital asset,” as defined in the Tax Code (i.e., generally, property held for investment). The tax treatment of any stockholder may vary depending upon the particular circumstances of such stockholder. Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the Reverse Split.

Tax Consequences to the Company

We should not recognize any gain or loss as a result of the proposed Reverse Split.

Tax Consequences to Stockholders

Other than the cash payments for fractional shares discussed below, no gain or loss should be recognized by a stockholder upon such stockholder’s exchange of pre-Reverse Split shares for post-Reverse Split shares pursuant to the Reverse Split. The aggregate tax basis of the whole post-Reverse Split shares received in the Reverse Split will be the same as the stockholder’s aggregate tax basis in the pre-Reverse Split shares exchanged therefor, less the portion of the basis in the pre-Reverse Split shares attributable to any fraction of a post-Reverse Split share for which the stockholder received cash. In general, stockholders who receive cash in exchange for their fractional share interests in the post-Reverse Split shares as a result of the Reverse Split will recognize gain or loss based on their adjusted basis in the fractional share interests redeemed. The gain or loss will constitute a capital gain or loss and will constitute long-term capital gain or loss if the holder’s holding period is greater than one year as of the Effective Date. The stockholder’s holding period for the post-Reverse Split shares will include the period during which the stockholder held the pre-Reverse Split shares surrendered in the Reverse Split.

Vote Required for Approval

Approval of Proposal Two — authorizing the Board of Directors to effect a Reverse Split of the Company’s Common Stock — will require (1) the affirmative vote of a majority of the issued and outstanding shares of our Common Stock, and (2) the affirmative vote of a majority of the stockholders present in person or by proxy at the Annual Meeting and entitled to vote thereon, provided that a quorum exists.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”
PROPOSAL 2.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF AUDITORS

The Audit Committee of the Board of Directors has engaged Deloitte & Touche LLP to serve as the Company’s registered independent public accounting firm to audit the Company’s accounts and records for the fiscal year ending June 30, 2008, and to perform other appropriate services. Stockholders are hereby asked to ratify the Board’s appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending June 30, 2008.

We expect that a representative from Deloitte & Touche LLP will be present at the 2007 Annual Meeting of Stockholders. Such representative will have the opportunity to make a statement if he so desires and is expected to be available to respond to appropriate questions.

Principal Accountant’s Fees and Services

During the fiscal years ended June 30, 2007 and June 30, 2006, the Company retained its current principal auditor, Deloitte & Touche LLP, to provide services in the following categories and amounts.

Audit Fees

The aggregate fees paid or to be paid to Deloitte & Touche, LLP for the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q and the audit of financial statements included in the Annual Report on Form 10-K for the fiscal years ended June 30, 2007 and June 30, 2006 were $372,084 and $295,096, respectively.

Audit-Related Fees

The aggregate fees paid or to be paid to Deloitte & Touche, LLP in connection with the Company’s audit-related services (i.e., the October 2005 filing of a registration statement on Form S-4 with the SEC) during the fiscal year ended June 30, 2007 and June 30, 2006 were $0 and $131,500, respectively.

Tax Fees

The aggregate fees paid or to be paid to Deloitte & Touche, LLP for tax services was $17,334 and $0 for the fiscal years ended June 30, 2007 and June 30, 2006, respectively.

All Other Fees

The aggregate fees paid or to be paid to Deloitte & Touche, LLP for other services for the fiscal years ended June 30, 2007 and June 30, 2006 were $47,487 and $3,701, respectively.

Pre-Approval Policies

Under the terms of its Charter, the Audit Committee is required to pre-approve all the services provided by, and fees and compensation paid to, the independent auditors for both audit and permitted non-audit services. When it is proposed that the independent auditors provide additional services for which advance approval is required, the Audit Committee may form and delegate authority to a subcommittee consisting of one or more members, when appropriate, with the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals are to be presented to the Committee at its next scheduled meeting.

Vote Required for Approval

Approval of Proposal Three — the ratification of the appointment of Deloitte & Touche LLP as our independent auditors — will require (1) the affirmative vote of a majority of the shares of our Common Stock present in person or by proxy at the Annual Meeting and entitled to vote thereon, and (2) the affirmative vote of a majority of the stockholders present in person or by proxy and entitled to vote thereon, provided that a quorum exists.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”
PROPOSAL 3.

OTHER MATTERS

If any other matters are properly presented to stockholders for a vote at the meeting, the persons named as proxies on the proxy card will have discretionary authority, to the extent permitted by law, to vote on such matters in accordance with their best judgment. The Board of Directors knows of no other matters which will be presented to stockholders for consideration at the meeting other than the matters referred to in Proposals 1, 2 and 3.

VOTES REQUIRED FOR APPROVAL

Votes Required

Each outstanding share of Common Stock is entitled to one vote on each of Proposals One, Two and Three. Approval of Proposal One — the election of directors — requires the affirmative vote of a majority of both the shares voted and of the stockholders present in person or by proxy at the Annual Meeting and voting thereon, provided that a quorum exists. However, if no one candidate for a directorship receives the affirmative vote of a majority of both the shares voted and of the stockholders present in person or by proxy at the Annual Meeting and voting thereon, then the candidate who receives the majority in number of the stockholders present in person or by proxy and voting at the Annual Meeting thereon shall be elected. Approval of Proposal Two — the stockholder resolution authorizing the Board of Directors to implement a Reverse Split of the Company’s Common Stock — will require (1) the affirmative vote of a majority of the issued and outstanding shares of our Common Stock, and (2) the affirmative vote of a majority of the stockholders present in person or by proxy at the Annual Meeting and entitled to vote thereon, provided that a quorum exists. Approval of Proposal Three — ratification of the appointment of our independent auditors — will require (1) the affirmative vote of a majority of the shares of our Common Stock present in person or by proxy at the Annual Meeting and entitled to vote thereon, and (2) the affirmative vote of a majority of the stockholders present in person or by proxy and entitled to vote thereon, provided that a quorum exists.

Provisions of the Company’s Restated Certificate of Incorporation

Each outstanding share of Common Stock is entitled to one vote. Article Twelfth of the Company’s Restated Certificate of Incorporation provides that:

“Any matter to be voted upon at any meeting of stockholders must be approved, not only by a majority of the shares voted at such meeting (or such greater number of shares as would otherwise be required by law or this Certificate of Incorporation), but also by a majority of the stockholders present in person or by proxy and entitled to vote thereon; provided, however, except and only in the case of the election of directors, if no candidate for one or more directorships receives both such majorities, and any vacancies remain to be filled, each person who receives the majority in number of the stockholders present in person or by proxy and voting thereon shall be elected to fill such vacancies by virtue of having received such majority. When shares are held by members or stockholders of another company, association or similar entity and such persons act in concert, or when shares are held by or for a group of stockholders whose members act in concert by virtue of any contract, agreement or understanding, such persons shall be deemed to be one stockholder for the purposes of this Article.”

The Company may require brokers, banks and other nominees holding shares for beneficial owners to furnish information with respect to such beneficial owners for the purpose of applying the last sentence of Article Twelfth.

Only stockholders of record are entitled to vote; beneficial owners of Common Stock of the Company whose shares are held by brokers, banks and other nominees (such as persons who own shares in “street name”) are not entitled to a vote for purposes of applying the provision relating to the vote of a majority of stockholders. Each stockholder of record is considered to be one stockholder, regardless of the number of persons who might have a beneficial interest in the shares held by such stockholder. For example, assume XYZ broker is the stockholder of record for ten persons who each beneficially own 100 shares of the Company, eight of these beneficial owners direct XYZ to vote in favor of a proposal and two direct XYZ to vote against the proposal. For purposes of determining the vote of the majority of shares, 800 shares would be counted in favor of the proposal and 200 shares against the proposal. For purposes of determining the vote of a majority of stockholders, one stockholder would be counted as voting in favor of the proposal.

Quorum Required; Abstensions and Broker “Non-Votes”

The holders of thirty-three and one third percent (33 1/3%) of the total number of shares entitled to be voted at the meeting, present in person or by proxy, shall constitute a quorum for the transaction of business. Under the Delaware General Corporation Law, an abstaining vote and a broker “non-vote” are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the Annual Meeting. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposals because the nominee does not have the discretionary voting instructions with respect to that proposal and has not received voting instructions on the proposal from the beneficial owner. In counting the number of shares voted, broker non-votes and abstentions will not be counted and will have no effect. In counting the number of stockholders voting, (i) broker non-votes will have no effect and (ii) abstentions will have the same effect as a negative vote or, in the case of the election of directors, as a vote not cast in favor of the nominee.

SOLICITATION OF PROXIES

The entire expense of preparing and mailing this proxy statement and any other soliciting material (including, without limitation, costs, if any, related to advertising, printing, fees of attorneys, financial advisors and solicitors, public relations, transportation and litigation) will be borne by the Company. In addition to the use of the mails, the Company or certain of its employees may solicit proxies by telephone, telegram and personal solicitation; however, no additional compensation will be paid to those employees in connection with such solicitation. In addition, the Company has retained Strategic Stock Surveillance, LLC to assist in the distribution of proxy solicitation materials for an estimated fee of $4,000 plus out-of-pocket expenses. The cost of the proxy solicitation will be borne by the Company.

Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward solicitation material to the beneficial owners of the Common Stock that such institutions hold of record, and the Company will reimburse such institutions for their reasonable out-of-pocket disbursements and expenses.

STOCKHOLDER PROPOSALS

Stockholders who intend to have a proposal included in the notice of meeting and related proxy statement relating to the Company’s 2008 Annual Meeting of Stockholders must submit the proposal on or before June 22, 2008.

Notice of Business to be Brought Before a Stockholders’ Meeting

If a stockholder wishes to present a proposal at the Company’s 2008 Annual General Meeting of Stockholders and the proposal is not intended to be included in the Company’s proxy statement and form of proxy relating to that meeting, the stockholder must give advance notice to the Company prior to one of two deadlines set forth in the Company’s By-Laws.

If a stockholder’s proposal relates to business other than the nomination of persons for election to the board of directors, Article II, Section 2.1 applies.

Article II, Section 2.1, of the Company’s By-Laws provides in part that,

“At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (b) otherwise properly brought before the meeting by or at the direction of the board of directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation, not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders. Notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the date on which such notice of the date of the annual meeting was mailed or such public disclosure was made. For purposes of this Section 2.1, public disclosure shall be deemed to have been made to stockholders when disclosure of the date of the meeting is first made in a press release reported by the Dow Jones News Services, Associated Press, Reuters Information Services, Inc. or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting

(a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

(b) the name and address, as they appear on the corporation’s books, of the stockholder intending to propose such business;

(c) the class and number of shares of the corporation which are beneficially owned by the stockholder;

(d) a representation that the stockholder is a holder of record of capital stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present such business;

(e) any material interest of the stockholder in such business.”

To be timely under this By-Law, a stockholder proposal must be received no earlier than September 8, 2008, but no later than October 7, 2008, which is the time period not less than 60 days nor more than 90 days prior to the first anniversary of this year’s Annual Meeting of Stockholders.

Nominations of Persons for Election to the Board of Directors

If a stockholder’s proposal relates to the nomination of persons for election to the board of directors, Article II, Section 2.2 applies.

Article II, Section 2.2 Notice of Stockholder Nominees of the Company’s By-Laws provides that,

Only persons who are nominated in accordance with the procedures set forth in these By-Laws shall be eligible for election as directors. Nominations of persons for election to the board of directors of the corporation may be made at a meeting of stockholders (a) by or at the direction of the board of directors or (b) by any stockholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 2.2. Nominations by stockholders shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy days’ (70) notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. For purposes of this Section 2.2, public disclosure shall be deemed to have been made to stockholders when disclosure of the date of the meeting is first made in a press release reported by the Dow Jones News Services, Associated Press, Reuters Information Services, Inc. or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

Each such notice shall set forth:

(a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated;

(b) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

(c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; and

(d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the board of directors.

To be effective, each notice of intent to make a nomination given hereunder shall be accompanied by the written consent of each nominee to being named in a proxy statement and to serve as a director of the corporation if elected.

No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in these By-Laws. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that nomination was not made in accordance with the procedures prescribed by these By-Laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

To be timely under this By-Law, a stockholder notice must be received no earlier than September 8, 2008, but no later than October 7, 2008, which is the time period not less than 60 days nor more than 90 days prior to the first anniversary of this year’s Annual Meeting of Stockholders.

All stockholder proposals should be submitted to the Secretary of Magellan Petroleum Corporation at 10 Columbus Boulevard, Hartford, CT 06106. The fact that a stockholder proposal is received in a timely manner does not ensure its inclusion in the proxy material, since there are other requirements in the Company’s By-Laws and the proxy rules relating to such inclusion.

THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 2007 FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION MAY BE OBTAINED UPON WRITTEN REQUEST TO THE COMPANY, 10 COLUMBUS BOULEVARD, HARTFORD, CT 06106, ATTENTION: MR. DANIEL J. SAMELA.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY.  THEREFORE, STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE REPLY ENVELOPE PROVIDED.

By Order of the Board of Directors,

Edward B. Whittemore
Secretary

Dated: October 29, 2007

Appendix A

FORM OF CERTIFICATE OF AMENDMENT
TO THE
RESTATED CERTIFICATE OF INCORPORATION
OF
MAGELLAN PETROLEUM CORPORATION

Pursuant to Section 242 of the
General Corporation Law of the State of Delaware (“DGCL”)

The undersigned, Daniel J. Samela and Edward B. Whittemore, hereby certify that:

FIRST: They are the President and Secretary, respectively, of Magellan Petroleum Corporation, a Delaware corporation (the “Corporation”), the original Certificate of Incorporation of which was filed with the Secretary of State of the State of Delaware on August 17, 1967.

SECOND: Article FOURTH of the Corporation’s Restated Certificate of Incorporation is amended and restated to read in its entirety as follows:

The total number of the shares of common stock which the Corporation shall have authority to issue is Two Hundred Million (200,000,000) shares and the par value of each of such shares is one cent ($.01), amounting in the aggregate to two million ($2,000,000) dollars.

Upon the effectiveness of the amendment to the Restated Certificate of Incorporation adding this paragraph thereto, (the “Effective Date”), every [    *    (          )] shares of the Corporation’s common stock, par value $.01 per share (the “Old Common Stock”) issued and outstanding immediately prior to the Effective Date will be automatically and without any action on the part of the respective holders thereof, be combined and reclassified into one (1) share of common stock, par value $.01 per share, of the Corporation (the “New Common Stock”) (and such combination and conversion, the “Reverse Stock Split”).

Notwithstanding the immediately preceding sentence, no fractional shares of New Common Stock shall be issued to the holders of record of Old Common Stock in connection with the foregoing reclassification of shares of Old Common Stock and the Corporation shall not recognize on its stock record books any purported transfer of any fractional share of New Common Stock. In lieu thereof, the aggregate of all fractional shares otherwise issuable to the holders of record of Old Common Stock shall be issued to American Stock Transfer and Trust Company, the Corporation’s transfer agent, as agent for the accounts of all holders of record of Old Common Stock and otherwise entitled to have a fraction of a share issued to them. The sale of all of the fractional interests will be effected by the transfer agent as soon as practicable after the Effective Date on the basis of the prevailing market prices of the New Common Stock at the time of the sale. After such sale and upon the surrender of the stockholders’ stock certificates, the transfer agent shall pay to such holders of record their pro rata share of the total net proceeds derived from the sale of the fractional interests. Each stock certificate that, immediately prior to the Effective Date, represented shares of Old Common Stock shall, from and after the Effective Date, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified (as well as the right to receive cash in lieu of any fractional shares of New Common Stock as set forth above), provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified, as well as any cash in lieu of fractional shares of New Common Stock to which such holder may be entitled as set forth above.”

THIRD:This Certificate of Amendment has been duly adopted by the Board of Directors and stockholders of this Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: The Effective Date and time of this Certificate of Amendment and the amendment effected thereby shall be 11:59 p.m. EDT/EST on                    , 20  .

A-1

* * * * * *

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Corporation’s Restated Certificate of Incorporation to be signed by each of its President and Secretary this      day of          , 200  .

MAGELLAN PETROLEUM CORPORATION

By:
Name:     Daniel J. Samela

Title:	President

By:
Name:     Edward B. Whittemore

Title:	Secretary

•	The final number will be inserted in the Certificate of Amendment as actually filed with the Delaware Secretary of State as determined by the Board of Directors pursuant to authority to be granted by the stockholders at the Annual Meeting.

A-2

MAGELLAN PETROLEUM CORPORATION
ANNUAL MEETING OF STOCKHOLDERS — DECEMBER 6, 2007
KNOW ALL MEN BY THESE PRESENTS, that the undersigned holder of shares of common stock of MAGELLAN PETROLEUM CORPORATION, a Delaware corporation (hereinafter referred to as the Company) does hereby constitute and appoint Daniel J. Samela and Edward B. Whittemore, or either of them, as proxies, with full power to act without the other and with full power of substitution, to vote the said shares of stock at the Annual Meeting of Stockholders of the Company to be held on Thursday, December 6, 2007 at 1:00 P.M., local time, at The Goodwin Hotel, One Haynes St., Hartford, CT, 06103, at any adjourned or postponed meeting or meetings thereof, held for the same purposes, in the following manner:
UNLESS DIRECTED TO THE CONTRARY BY SPECIFICATION IN THE SPACES PROVIDED, THE SAID INDIVIDUALS ARE HEREBY AUTHORIZED AND EMPOWERED BY THE UNDERSIGNED TO VOTE FOR PROPOSALS 1, 2 AND 3 AND ARE GIVEN DISCRETIONARY AUTHORITY TO VOTE ON ANY OTHER MATTERS UPON WHICH THE UNDERSIGNED IS ENTITLED TO VOTE, AND WHICH MAY PROPERLY COME BEFORE SAID MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.
This proxy must be signed exactly as the name appears herein. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation please sign full corporate name by duly authorized officer. Unless otherwise indicated on this proxy card or by accompanying letter, the undersigned represents that in executing and delivering this proxy he is not acting in concert with any other person for the purposes of Article Twelfth of the Company’s Restated Certificate of Incorporation as described in the Company’s proxy statement.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
(Continued and to be signed on the other side)
RETURN OF PROXIES
WE URGE EACH STOCKHOLDER WHO IS UNABLE TO ATTEND THE MEETING TO VOTE BY PROMPTLY SIGNING, DATING AND RETURNING THE ACCOMPANYING PROXY IN THE REPLY ENVELOPE ENCLOSED.

Please mark your votes as in this example: 5 THE BOARD OF DIRECTORS RECOMMEND A VOTE “FOR” PROPOSALS 1, 2 AND 3. 1. Election of Two Directors — Nominees: FOR WITHHELD Ronald P. Pettirossi Walter McCann FOR AGAINST ABSTAIN 2. To approve a stockholder resolution to authorize the Board of Directors, in its sole and absolute discretion without further action of the stockholders, to amend the Company’s Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock, par value $.01 per share, at a ratio of not less than 1-for-2 and not greater than 1-for-10 at any time prior to December 31, 2009, with the exact ratio to be determined by the Board of Directors (the “Reverse Split”). FOR AGAINST ABSTAIN 3. Ratification of appointment of independent auditors. SIGNATURE DATE SIGNATURE DATE (IF HELD JOINTLY) NOTE: Please sign this proxy as name(s) appears above and return promptly to American Stock Transfer & Trust Company, 59 Maiden Lane, New York, NY 10038, whether or not you plan to attend the meeting.

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